Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-188656) pertaining to the Amended and Restated 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of Ambit Biosciences Corporation of our report dated March 20, 2014, with respect to the consolidated financial statements of Ambit Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

August 12, 2014